Exhibit 99.1

SIGA Technologies Awarded $55 Million by Federal Government to
Develop Broader Applications for its Lead Drug Candidate ST-246

New York, New York, September 3, 2008 - SIGA Technologies, Inc. (NASDAQ: SIGA), a company specializing in the development of pharmaceutical agents to fight bio-warfare pathogens, today announced that it has been awarded a contract of $55 million from the National Institute of Allergy and Infectious Diseases (NIAID), a component of the National Institutes of Health (NIH), and The Office of the Biomedical Advance Research and Development Authority (BARDA), within the Department of Health and Human Services, to support development of additional formulations and smallpox-related indications for ST-246, SIGA’s lead drug candidate.  ST-246 is a potent, non-toxic inhibitor of orthopoxviruses that is in advanced development efforts to obtain regulatory approval.

In contrast to SIGA’s previously awarded and ongoing $16.5 million ST-246 development contract, this new funding enables the formulation and advanced development of a new ST-246 parenteral drug product as well as new ways to use the existing oral formulation of ST-246 to combat smallpox.  Success would significantly enhance the utility of ST-246 and substantially expand the biodefense indications for SIGA’s original oral formulation.

Commenting on the contract, Dr. Dennis E. Hruby, SIGA’s Chief Scientific Officer and Principal Investigator on the award, stated, “These funds will support all the studies needed to gain regulatory approval for these new indications.  Formulation development, animal efficacy, human safety evaluations, and manufacturing are among the activities needed.  We have already developed extensive evidence with respect to the safety and efficacy of ST-246 as a treatment for exposed individuals, and we are excited to see this project advance to include other indications and formulations."

Commenting on the contract, SIGA’s Chief Executive Officer Eric Rose stated, “This new contract will broaden the use and utility of ST-246 as an orthopoxvirus (e.g., smallpox) countermeasure. It paves the way for ST-246 to provide protection to a much larger portion of the population in the event of a smallpox attack.”

About SIGA Technologies, Inc.
SIGA Technologies is applying viral and bacterial genomics and sophisticated computational modeling in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA believes that it is a leader in the development of pharmaceutical agents to fight potential bio-warfare pathogens. SIGA has antiviral programs targeting smallpox and other Category A pathogens, including arenaviruses (Lassa fever, Junin, Machupo, Guanarito, Sabia, and lymphocytic choriomeningitis), dengue virus, and the filoviruses (Ebola and Marburg). For more information about SIGA, please visit SIGA’s Web site at http://www.siga.com/.

                                                                                    SIGA 420 Lexington Ave. Suite 408, New York, NY 10170
                                                                                    Tel 212.672.9100 Fax 212.697.3130 siga.com

Forward-looking Statements
This press release contains or implies certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market and the continued development and possible eventual approval of such products. Forward-looking statements are based on management’s estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond SIGA’s control. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that (a) potential products that appear promising to SIGA or its collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (b) SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (c) SIGA may not be able to obtain anticipated funding for its development projects or other needed funding, (d) SIGA may not be able to secure funding from anticipated government contracts and grants, (e) SIGA may not be able to secure or enforce sufficient legal rights in its products, including sufficient patent protection for its products and (f) regulatory approval for SIGA’s products may require further or additional testing that will delay or prevent approval. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in SIGA’s filings with the Securities and Exchange Commission, including SIGA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and in other documents that SIGA has filed with the Commission. SIGA urges investors and security holders to read those documents free of charge at the Commission’s Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements speak only as to the date they are made, and, except for any obligation under the U.S. federal securities laws, SIGA undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Contact:
KCSA Strategic Communications
Todd Fromer / Marybeth Csaby / David Burke
212-896-1215 / 1236 / 1258
Tfromer@kcsa.com / mcsaby@kcsa.com / dburke@kcsa.com

                                                                                    SIGA 420 Lexington Ave. Suite 408, New York, NY 10170
                                                                                    Tel 212.672.9100 Fax 212.697.3130 siga.com